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                                                                    Exhibit 23.1


                          [ARTHUR ANDERSEN LETTERHEAD]


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 9, 2001, included in Home Products International, Inc.'s Form 10-K for the year ended December 30, 2000, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP
Arthur Andersen LLP


Chicago, Illinois
May 30, 2001